AGREEMENT BY AND BETWEEN
Los Alamos National Bank
Los Alamos, New Mexico
and
The Comptroller of the Currency

Los Alamos National Bank, Los Alamos, New Mexico ("Bank") and the Comptroller of the Currency of the United States of America ("Comptroller") wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.
The Comptroller has found unsafe or unsound banking practices relating to management and board supervision, credit underwriting, credit administration and deficiencies in internal controls.
In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors ("Board"), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

ARTICLE I

JURISDICTION

(1)            This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. § 1818(b)(1).
(2)            This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).
(3)            This Agreement shall be construed to be a "formal written agreement" within the meaning of 12 C.F.R. § 5.51(c)(6)(ii).  See 12 U.S.C. § 1831i.
(4)             This Agreement shall be construed to be a "written agreement" within the meaning of 12 U.S.C. § 1818(u)(1)(A).
(5)             All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:
Assistant Deputy Comptroller
Phoenix Field Office
9633 South 48th Street, Suite 265
Phoenix, Arizona 85044

ARTICLE II

COMPLIANCE COMMITTEE

(1)            Within fifteen (15) days of the date of this Agreement, the Board shall appoint a Compliance Committee of at least three (3) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term "affiliate" is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person.  Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller.  The Compliance Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Agreement. The Compliance Committee shall meet at least monthly. Within thirty (30) days of the date of this Agreement and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:
(a)	a description of the action needed to achieve full compliance with each Article of this Agreement;
(b)            actions taken to comply with each Article of this Agreement; and
(c)            the results and status of those actions.
(2)            The Board shall forward a copy of the Compliance Committee's report, with any additional comments by the Board, to the Assistant Deputy Comptroller within ten (10) days of receiving such report. The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the requirements of this Agreement.

ARTICLE III

MANAGEMENT AND BOARD SUPERVISION

(1)            Effective immediately, the Board shall take the necessary steps to ensure the Bank provides unfettered access to any and all books, documents, images and records upon OCC request.   For purposes of this Paragraph, "documents, books and records" shall have the broadest possible meaning and shall include, without limitation, paper and electronic records of all kinds, reports, notes, calendars, phone logs, e-mails, voice-mails, financial instruments and tapes.
(2)            Within ninety (90) days of this Agreement, the Board shall ensure the Bank has competent management and staff in place on a full-time basis to carry out the Board's policies, ensure compliance with this Agreement, ensure compliance with applicable laws, rules, and regulations, and manage the day-to-day operations of the Bank in a safe and sound manner.
(3)            Within forty-five (45) days of this Agreement, the Board (without any employees or controlling shareholder of the Bank) shall conduct a formal review of the knowledge, skills, and abilities of all Bank Risk Committee members, including, but not limited to, the chief executive officer, president, and the chief credit officer.  The Bank shall determine whether to make any adjustments, additions, or deletions from current management, and ensure these employees have the technical expertise, leadership skills, past performance, experience, and qualifications compared to their position description, to return the Bank to a safe and sound condition, and thereafter manage its affairs in a safe and sound manner, and attain compliance with this Agreement. In completing the formal review, the Board shall specifically address the deficiencies noted in the Report of Examination ("ROE") that began on July 9, 2012.
(4)            If the Board determines that an employee's performance, skills or abilities need improvement, the Board will, within thirty (30) days following its determination, require the Bank to develop and implement a written program, with specific time frames, to improve the employee's performance, skills and abilities.  Upon completion, a copy of the written program shall be submitted to the Assistant Deputy Comptroller.
(5)            If the Board determines that an employee will not continue in his/her position, the Board shall document the reasons for this decision in its assessment performed pursuant to Paragraph (2) of this Article, and shall within sixty (60) days of such determination identify and provide notice to the Assistant Deputy Comptroller, pursuant to Paragraph (6) of this Article, of a qualified and capable candidate for the vacant position who shall be vested with sufficient authority to ensure the Bank's compliance with this Agreement and the safe and sound operation of functions within the scope of that position's responsibility.
(6)            Prior to the appointment of any individual to an executive officer position, the Board shall submit to the Assistant Deputy Comptroller written notice containing the information that 12 C.F.R. § 5.51 requires for senior executive officers.  The Assistant Deputy Comptroller shall have the power to disapprove the appointment of the proposed executive officer.  However, the failure to exercise such veto power shall not constitute an approval or endorsement of the proposed executive officer.
(7)            The Board shall perform, at least annually, a written performance appraisal for each Bank executive officer that establishes objectives by which the officer's effectiveness will be measured, evaluates performance according to the position's description and responsibilities, and assesses accountability for action plans to remedy issues raised in Reports of Examination or audit reports.  Upon completion, copies of the performance appraisals shall be submitted to the Assistant Deputy Comptroller.  The Board shall ensure that the Bank addresses any identified deficiencies in a manner consistent with Paragraphs (3) and (4) of this Article.

ARTICLE IV

DIVIDENDS

(1)            The Bank may pay a dividend or make a capital distribution only when:
(a)            the Bank is in compliance with 12 U.S.C. §§ 56 and 60; and
(b)	the Bank has received a prior written determination of no supervisory objection from the Assistant Deputy Comptroller.
(2)            The Bank shall file a written request to the OCC detailing the proposed dividend to be declared, the date payable and a detailed justification for the proposed dividend.

ARTICLE V

CREDIT RISK RATINGS

(1)            The Board shall submit within sixty (60) days of the date of this Agreement, to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection, a program to ensure: 1) the risk associated with the Bank's loans and other assets is properly reflected and accounted for on the Bank's books and records, and 2) the Bank properly recognizes income, to include, at a minimum, provisions requiring that:
(a)	the loan grading system is consistent with the guidelines set forth in Rating Credit Risk, A-RCR, of the Comptroller's Handbook and is based upon definitive objective and subjective criterion;
(b)	loans and other assets are graded based upon current facts and existing/reasonable (considering the loan purpose) repayment terms with a focus upon whether the primary repayment source is threatened by a well-defined weakness and whether the credit relies heavily upon secondary repayment sources, especially illiquid collateral or an unsubstantiated guarantor;
(c)	loans and other assets are timely placed on nonaccrual by the lending officers in accordance with the guidelines set forth in the Call Report;
(d)	lending officers conduct periodic, formal reviews for determining the appropriate risk rating and accrual determination;
(e)	an enhanced, written formal analysis, including appropriate documentation, that is reviewed and approved by the Bank's chief credit officer, or in the absence of a permanent chief credit officer by the Bank's Loan Committee, is maintained in the credit files to support the current and previous risk rating and accrual determination for all credit relationships totaling seven hundred and fifty thousand dollars ($750,000) or more;
(f)	all executive officers involved in the Bank's lending function, and all lending officers receive immediate training with respect to the application of Subparagraphs (a) through (e) of this Article;
(g)	the lending officers and senior management are assigned responsibility and held accountable for ensuring the Bank's loans and other assets are appropriately and timely risk rated, charged off and/or placed on nonaccrual;
(h)	the program includes an independent validation of the risk rating process; and
(i)	management information systems periodically provide feedback about the effectiveness of the program by senior management and the individual lending officers.
(2)            Upon receiving a written determination of no supervisory objection from the Assistant Deputy Comptroller, the Board shall immediately implement and thereafter ensure adherence to the program required by this Article.
(3)            The Bank shall engage a qualified external loan review consultant to perform independent semi-annual loan reviews with aggregate loan coverage of at least sixty five (65) percent on an annual basis.  The Board shall ensure that the external loan review report required pursuant to the August 3, 2012, letter is provided to the OCC no later than December 31, 2012.  All future semi-annual loan review reports shall be consistent with the requirements of the OCC's letters dated August 3, 2012, and September 4, 2012 and consistent with the loan and lease grading system guidelines set forth in the Rating Credit Risk, A-RCR, of the Comptroller's Handbook.   Prior to any change or termination of such consultant's services, the Bank must obtain a written determination of no supervisory objection from the Assistant Deputy Comptroller.

ARTICLE VI

CRITICIZED ASSETS

(1)            The Bank shall take timely action to protect its interest in those assets criticized (those listed as "special mention," "substandard," or "doubtful") in the ROE, in any subsequent ROE, by internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.
(2)            The Board shall implement its action plans to ensure Bank adherence to a written program designed to reduce the Bank's criticized assets and eliminate the basis of criticism of assets in the ROE, in any subsequent ROE or OCC correspondence, or by any internal or external loan review.  This program shall include, at a minimum:
(a)	aggregate reporting of criticized asset levels by type to the Board or a designated committee thereof every month;
(b)	specific plans for the reduction of criticized assets by asset type with target reductions by month;
(c)            an identification of the expected sources of repayment;
(d)	a current appraisal or evaluation as appropriate of supporting collateral and the position of the Bank's lien on such collateral where applicable;
(e)	an analysis of current credit information, including cash flow analysis where loans are to be repaid from operations;
(f)            the appropriate loan history and related debt information;
(g)            the appropriate support for the loan grade; and
(h)	the proposed action to eliminate the basis of criticism and the time frame for its accomplishment.
(3)            The Board, or a designated committee, shall conduct a review, on at least a quarterly basis, to determine:
(a)	the status of each criticized asset or criticized portion thereof that equals or exceeds seven hundred and fifty thousand dollars ($750,000);
(b)	management's adherence to the program adopted pursuant to this Article;
(c)            the status and effectiveness of the written program; and
(d)            the need to revise the program or take alternative action.
(4)            The Bank may not extend credit, directly or indirectly, including renewals or extensions, to a borrower whose loans or other extensions of credit are criticized in the ROE, in any subsequent ROE or OCC correspondence, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination and whose aggregate loans or other extensions exceed seven hundred and fifty thousand dollars ($750,000), unless the Board certifies in writing that each of the following conditions is met:
(a)	the extension or renewal is necessary to promote the best interests of the Bank;
(b)	the Board has documented the reason(s) that the extension or renewal is necessary to promote the best interests of the Bank; and
(c)	the Board's formal plan to collect or strengthen the criticized asset will not be compromised.
            (5)            A copy of the written certification required by Paragraph (4) of this Article shall be maintained in the credit file of the borrower.

ARTICLE VII

CREDIT AND COLLATERAL EXCEPTIONS

(1)            Within sixty (60) days, the Board shall ensure the Bank obtains current and satisfactory credit information on all loans lacking such information, including those listed in the ROE, in any subsequent ROE, in any internal or external loan review, or in any listings of loans lacking such information provided to management by the National Bank Examiners at the conclusion of an examination.
(2)            Within sixty (60) days, the Board shall ensure the Bank obtains proper collateral documentation is maintained on all loans and correct each collateral exception listed in the ROE, in any subsequent ROE, in any internal or external loan review, or in any listings of loans lacking such information provided to management by the National Bank Examiners at the conclusion of an examination.
(3)            Effective as of the date of this Agreement, the Bank may ~~not~~ grant, extend, renew, alter or restructure any loan relationship or other extension of credit equal to or exceeding five hundred thousand dollars ($500,000) only after:
(a)	documenting the specific reason or purpose for the extension of credit;
(b)            identifying the expected source of repayment in writing;
(c)	structuring the repayment terms to coincide with the expected source of repayment;
(d)	using reasonable efforts to obtain and analyze current financial and credit information sufficient to make an informed decision regarding the repayment ability of the borrower to include detailed global cash flow analysis and multi-variable stress testing on commercial real estate loans;
(e)	documenting, with adequate supporting material, the value of collateral;
(f)            properly perfecting the Bank's lien, if applicable; and
(g)            ensuring the loan complies with the Bank's Loan Policy.
(4)            Failure to use reasonable efforts to obtain the information required pursuant to Paragraph (3) of this Article shall require a majority of the full Board (or a delegated committee consisting of at least two external directors) to certify in writing that it was in the best interests of the Bank to nevertheless provide the extension of credit.  The Board or its delegated committee shall also provide the specific reason(s) that the non-complying extension of credit is in the best interests of the Bank.

ARTICLE VIII

ALLOWANCE FOR LOAN AND LEASE LOSSES

(1)            Within thirty (30) days of this Agreement, the Board shall revise, implement, and thereafter continue to ensure adherence to written policies and procedures for maintaining an appropriate Allowance for Loan and Lease Losses ("Allowance") in accordance with GAAP.  The Allowance policies and procedures shall be consistent with the guidance set forth in the Federal Financial Institutions Examination Council's "Interagency Policy Statement on the Allowance for Loan and Lease Losses" dated December 13, 2006 (OCC Bulletin 2006-47), and July 20, 2001 (OCC Bulletin 2001-37), and shall at a minimum include:
(a)	procedures for determining whether a loan is impaired and measuring the amount of impairment, consistent with Accounting Standards Codification 310-10 (formerly known as FASB Statement of Financial Accounting Standards No. 114);
(b)	procedures for segmenting the loan portfolio and estimating loss on groups of loans, consistent with Accounting Standards Codification 310-10 and 450-20 (formerly known as FASB Statement of Financial Accounting Standards No. 5, Accounting for Contingencies);
(c)            procedures for validating the Allowance methodology; and
(d)	procedures to ensure that the estimation of credit losses considers the relevant qualitative and environmental factors, with particular focus on the following:
(i)	trends in the Bank's internal risk ratings, delinquent, and nonaccrual loans;
(ii)            results of the Bank's external loan review;
(iii)            concentrations of credit in the Bank;
(iv)            present and prospective economic conditions; and
(v)            applicable experience of the Bank's lending staff.
(2)            The program shall continue to provide for a process for summarizing and documenting, for the Board's review and approval, the amount to be reported in the Call Reports for the Allowance.  Any deficiency in the Allowance shall be remedied in the quarter it is discovered, prior to the filing of the Call Report, by additional provisions from earnings.  Written documentation shall be maintained indicating the factors considered and conclusions reached by the Board in determining the adequacy of the Allowance.

ARTICLE IX

INFORMATION TECHNOLOGY

(1)            Within sixty (60) days of the date this Agreement, the Board shall develop, implement, and thereafter adhere to a written plan to strengthen internal controls for the Bank's information technology systems, and ensure ongoing and effective policy management of information technology policies, procedures and standards;
(2)            The Board's plan shall require a review of information technology policies, procedures, and standards for all information technology operations, development activities, and enterprise programs to ensure that policies, procedures, and standards are comprehensive, accurate, and clearly assign accountability for risk management, tactical responsibilities, and management reporting. At a minimum, the written plan shall include the following additional provisions:
(a)	include implementation of management controls over the Bank's operational systems, including monitoring internal controls, functioning, access, and organization of the system;
(b)	include implementation of a policy regarding access to and internal controls for the Bank's imaging system;
(c)	provide for integration of the Bank's imaging system with other systems which support access to the Bank's daily transactional operations;
(d)	ensure continued compliance with the Gramm-Leach-Bliley Act 501(b)("GLBA") and the Interagency Guideline Establishing Information Security Standards, 12 C.F.R. Part 30, Appendix B ("Guidelines");
(e)	ensure compliance with the "Business Continuity Planning" booklet of the FFIEC Information Technology Examination Handbook, Information Security Booklet, March 2008.
(f)	include a detailed written program (including appropriate revisions to policies and procedures) designed to manage and control the risks associated with the Bank's third- party service providers consistent with the guidance contained in OCC Bulletin 2001-47, "Third Party Relationships" dated November 1, 2001, and OCC Advisory Letter 2000-12, "Risk Management of Outsourcing Technology Services" dated November 28, 2000.
(2)            The Board shall submit a copy of the Bank's revised information security program to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection.  Within five (5) days of the receipt of no supervisory objection to the revised information security program, the Board shall adopt, implement and thereafter ensure adherence to the revised program.
(3)            Within ninety (90) days of this Agreement, the Bank shall adopt, implement, and thereafter ensure Bank adherence to a written, qualified and independent information technology ("IT") audit program.  The IT audit program should ensure appropriate use of vulnerability assessments and penetration tests.
(4)            Prior to the employment or designation of any individual or company to perform the IT audit, the Board shall submit the name and qualifications of the proposed auditor and the proposed scope and terms of employment to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection.
ARTICLE X

VIOLATIONS OF LAW

(1)            The Board shall immediately take the necessary steps to ensure Bank management corrects each violation of law, rule, or regulation, unsafe or unsound practice, or breach of fiduciary duty, cited in the ROE and in any subsequent ROE or OCC correspondence.  The quarterly progress reports required by Article II of this Agreement shall include the date and manner in which each correction has been implemented during that reporting period.
(2)            Within sixty (60) days of the date of this Agreement, the Board shall adopt and the Bank (subject to Board review and ongoing monitoring) shall implement and thereafter ensure adherence to:
(a)	specific procedures to prevent future violations, practices, and breaches as cited in the ROE, and any subsequent ROE; and
(b)	general procedures addressing compliance management which incorporate internal control systems and education of employees regarding laws, rules, regulations and duties applicable to their areas of responsibility.
(3)            Upon adoption, the Board shall forward a copy of these policies and procedures to the Assistant Deputy Comptroller.

ARTICLE XI

CLOSING

            (1)            Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.
 (2)            It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.
 (3)            Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement.  Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.
(4)            The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.
(5)            In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:
(a)	authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;
(b)	require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;
(c)	follow-up on any non-compliance with such actions in a timely and appropriate manner; and
(d)	require corrective action be taken in a timely manner of any non-compliance with such actions.
(6)            This Agreement is intended to be, and shall be construed to be, a supervisory "written agreement entered into with the agency" as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.  Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(b)(1), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.  The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller's exercise of his supervisory responsibilities.  The terms of this Agreement, including this Paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.
IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.

Steven D. Jacobs Assistant Deputy Comptroller Phoenix Field Office	Date

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ William C. Enloe	November 30, 2012
William C. Enloe	Date
/s/ Jeffrey F. Howell	November 30, 2012
Jeffrey F. Howell	Date
/s/ Deborah U. Johnson	November 30, 2012
Deborah U. Johnson	Date
/s/ Jerry Kindsfather	November 30, 2012
Jerry Kindsfather	Date
/s/ Arthur B. Montoya, Jr.	November 30, 2012
Arthur B. Montoya, Jr.	Date
/s/ Stanley D. Primak	November 30, 2012
Stanley D. Primak	Date
/s/ Charles A. Slocomb	November 30, 2012
Charles A. Slocomb	Date
/s/ Steve W. Wells	November 30, 2012
Steve W. Wells	Date
/s/ Robert P. Worchester	November 30, 2012
Robert P. Worchester	Date